UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 5, 2016

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act;

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐ Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 Unregistered Sales of Securities

On April 5, 2016, Alan M. Matus (“Matus”), Jack A. Smith (“Smith”) and Louis J. Lombardo (“Lombardo”), all independent directors of Omagine Inc. (the “Company”) each purchased from the Company 27,778 restricted shares of the Company’s common stock (the “Restricted Shares”) at a price of $0.90 per share.

The per share sale price to Matus, Smith and Lombardo of the Restricted Shares was equal to the closing sale price of the Common Stock on April 5, 2016 and the aggregate proceeds to the Company was $75,000. The aggregate $75,000 purchase price for the aggregate of 83,334 Restricted Shares was paid to the Company by the $25,000 reduction in the indebtedness owed by the Company to each of Matus, Smith and Lombardo for accrued directors fees owed to each of them.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: April 7, 2016	By:	/s/ Frank J. Drohan
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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